Exhibit 10.1

FIRST AMENDMENT TO THE

PRUDENTIAL SEVERANCE PLAN FOR SENIOR EXECUTIVES

WHEREAS, the Prudential Severance Plan for Senior Executives (the “Plan”) was last amended and restated on September 1, 2009 by the most senior Vice President responsible for corporate Human Resources of The Prudential Insurance Company of America, or the successor to his or her duties relating to corporate Human Resources (the “SVP”);

WHEREAS, pursuant to Section 6.2 of the Plan, the SVP or her duly appointed delegate has certain authority to amend the Plan; and

WHEREAS, the SVP or her duly appointed delegate deems it appropriate and within the scope of his or her authority to amend the Plan in various respects;

NOW, THEREFORE, effective as to the termination of employment of Eligible Employees on or after May 1, 2010, the Plan is hereby amended as follows:

Section 2.3 of the Plan is hereby amended and restated to read as follows:

2.3 “Base Pay” means, for any Eligible Employee employed by a Participating Company either as a regular full-time Employee or regular part-time Employee, regular base pay including shift differential, if any, as of the date of the Eligible Employee’s Eligible Termination (or the equivalent thereof as determined by the Company in its sole discretion).

IN WITNESS WHEREOF, the undersigned hereby executes this First Amendment to the Plan this 28th day of April, 2010.

/s/ SHARON C. TAYLOR
Sharon C. Taylor Senior Vice President of Human Resources